EXHIBIT 99(B)

Statement of Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Arthur Hicks, the Chief Financial Officer of Cybex International, Inc. (the “Company”), hereby certifies that:

The Company’s Form 10-K Annual Report for the period ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 15, 2003

/s/ Arthur Hicks

Arthur Hicks,
Chief Financial Officer

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO CYBEX INTERNATIONAL, INC. AND WILL BE RETAINED BY CYBEX INTERNATIONAL, INC. AND WILL BE FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.